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                                                                EXHIBIT 10.11.2




                               December 31, 1992


Cliffs Drilling Company
1200 Smith Street
300 Citicorp Center
Houston, Texas  77002


         Re:     Deferred Stock Award Agreement


Dear Sirs:

         In acceptance of a Deferred Stock Award of _________________ (______) shares of common stock, $.01 par value per share ("Common Stock"), of Cliffs Drilling Company (the "Company"), made on December 31, 1992 by the Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company, pursuant to the Company's 1988 Incentive Equity Plan (the "1988 Plan"), the undersigned employee of the Company, _________________________, ("Recipient"), agrees as follows:

         1. Limitations. The award of shares of Deferred Stock is subject to the terms of the 1988 Plan and this Agreement.

         2. Price. The price to be paid for shares of Restricted Stock as to which the deferral conditions and limitations described herein have been satisfied and which ultimately vest in the Recipient shall be $.01 per share, representing the par value of the Common Stock. The purchase price shall be payable in cash upon the issuance of stock certificates as described in Section 5 hereof.

         3.      Forfeiture.

         (a) Each share of Deferred Stock awarded to Recipient hereunder shall immediately be forfeited in the event Recipient ceases to be employed by the Company or any Subsidiary or Affiliate of the Company, unless such cessation of employment is by reason of the Recipient's death, Disability (as defined in the 1988 Plan), termination without Cause (as defined in the 1988 Plan), or termination other than for Nonperformance (as defined below), in which case the shares of Deferred Stock shall vest or be forfeited as set forth in Section 6 below.


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Cliffs Drilling Company
December 31, 1992
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         (b)     "Nonperformance" shall mean (i) the Recipient's refusal,
without reasonable cause, to render services during his employment on a substantially full-time basis, or (ii) a determination by the Compensation Committee that he is not performing the duties assigned to him by the Company to the best of his ability.

         (c) For purposes of this Agreement, Recipient shall not be deemed to have ceased to be an employee of the Company or any Subsidiary or Affiliate, by reason of a transfer of his employment among the Company and any Subsidiary or Affiliate, or by reason of a leave of absence approved by the Compensation Committee for illness, military or governmental service, or other reason.

         4.      Covenants.

         (a) The Recipient represents and covenants that: (i) prior to the termination of the deferral period, the Recipient will not sell, transfer, pledge, assign, or otherwise encumber shares of Deferred Stock, other than a disposition by will or intestate distribution as a result of death, to a successor in interest to the shares, subject to the restrictions in the 1988 Plan, and (ii) if the shares have not been registered under the Securities Act of 1933, the Recipient will not dispose of the shares in violation of the Act.

         (b) The Recipient and each successor in interest shall fulfill the obligations imposed by the 1988 Plan, as applicable, and the rules of the Compensation Committee under the 1988 Plan applicable to the Recipient and each successor in interest.

         5. Stock Certificates. Stock certificates evidencing shares of Deferred Stock which have vested pursuant to the terms of this Restricted Stock Award Agreement shall be delivered to Recipient as soon as practicable following the determination of such vesting.

         6.      Performance Tiers, Forfeiture and Vesting.

         (a) The deferral period shall expire on the earlier to occur of (x) December 31, 1997, or (y) the cessation of the Recipient's employment with the Company or any Subsidiary or Affiliate of the Company if such cessation of employment is due to Recipient's death, Disability (as defined in the 1988
Plan), termination without Cause (as defined in the 1988 Plan), or termination other than for Nonperformance (any such cessation of employment being referred to herein as a "Qualifying Cessation of Employment"), and the shares of Deferred Stock awarded to Recipient shall either vest or be forfeited on such date as follows:






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Cliffs Drilling Company
December 31, 1992
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                 (i) if the Company's compounded annual increase in book value per share for the period beginning January 1, 1993 and ending December 31, 1997 (or December 31 of the year immediately preceding a Qualifying Cessation of Employment) is less than 10%, such that the Company fails to attain the compounded annual rate of return contemplated by the "Tier I Performance Level" described below, the performance goals established as deferral conditions and limitations for such Deferred Stock awards shall not have been attained and all of such shares of Deferred Stock shall be forfeited without any further action on the part of the Recipient;

                 (ii) if the Company's compounded annual increase in book value per share for the period beginning January 1, 1993 and ending December 31, 1997 (or December 31 of the year immediately preceding a Qualifying Cessation of Employment) is 10% or more but less than 15%, such that the Company attains the compounded annual rate of return contemplated by the "Tier I Performance Level," but fails to attain the compounded annual rate of return as contemplated by the "Tier II Performance Level," the performance goals established as deferral conditions and limitations for such Deferred Stock awards shall be deemed to have been partially attained, and the deferral conditions and limitations shall lapse as to 60% of such shares of Deferred Stock, which shall vest in the Recipient, and the remaining 40% of such shares of Deferred Stock shall be forfeited without any further action on the part of the Recipient; and

                 (iii) if the Company's compounded annual increase in book value per share for the period beginning January 1, 1993 and ending December 31, 1997 (or December 31 of the year immediately preceding a Qualifying Cessation of Employment) is 15% or more, such that the Company attains the compounded annual rate of return contemplated by the "Tier II Performance Level" described below, the performance goals established as deferral conditions and limitations for such Deferred Stock awards shall be deemed to have been fully attained, and the deferral conditions and limitations shall lapse as to 100% of such shares of Deferred Stock and such shares of Deferred Stock shall fully vest in the Recipient.

         (b) For purposes of such calculation, the performance tiers consist of the following:

             "Tier I Performance Level" shall have been attained if
            (Ending Book Value Per Share divided by Beginning Book
              Value Per Share) greater than or equal to (1.10)n






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Cliffs Drilling Company
December 31, 1992
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            "Tier II Performance Level" shall have been attained if
            (Ending Book Value Per Share divided by Beginning Book
              Value Per Share) greater than or equal to (1.15)n

         where "Ending Book Value Per Share" equals the Company's consolidated shareholder's equity as of December 31, 1997 (or December 31 of the year immediately preceding a Qualifying Cessation of Employment) divided by the total number of shares of Common Stock outstanding on such date; "Beginning Book Value Per Share" equals the Company's consolidated shareholder's equity as of January 1, 1993 divided by the total number of shares of Common Stock outstanding on January 1, 1993; and "n" equals the number of full fiscal years included within such period.

         7. Dividends. Any cash dividends and other cash distributions that would have been paid on unvested shares of Deferred Stock during the deferral period, if such shares had been outstanding, shall be automatically deferred and deemed to be reinvested in additional Deferred Stock, subject to the same deferral conditions and limitations as the underlying award.

         8. Change of Control. Notwithstanding anything herein to the contrary, in the event of a "Change in Control" as defined in Section 9(b) of the 1988 Plan or a "Potential Change in Control" as defined in Section 9(c) of the 1988 Plan, the deferral conditions and limitations applicable to the Deferred Stock awarded to Recipient shall lapse, and the shares shall be fully vested.

         9.      Withholding.

         (a) Notwithstanding the provisions of Section 5 of this Agreement, no unrestricted certificates representing shares of Deferred Stock which have vested pursuant to the terms hereof shall be issued or caused to be issued by the Company unless and until the Company withholds or makes arrangements, to its satisfaction, with the Recipient or any successor in interest, for withholding the appropriate amount of any taxes that may be required to be withheld by the Company with respect to such shares.

         (b) In order that the Company may satisfy its withholding obligations with respect to the compensation income resulting from the termination of deferral conditions on any shares of Deferred Stock, the Company is authorized and directed as follows:

         (i) to withhold from any amounts otherwise payable to the Recipient or any successors in interest, the amount of taxes with respect to the income attributable to the Deferred Stock and at such time or times as may be required to be withheld, including, without






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Cliffs Drilling Company
December 31, 1992
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         limitation, taxes required to be withheld by reason of the compensation required to be reported for Federal income and employment tax purposes by the Recipient or any successor in interest, by reason of the expiration of the deferral conditions on the Deferred Stock or on any disposition of the Deferred Stock, all as determined in good faith in the sole judgment of the Company;

         (ii) if there are no such amounts otherwise payable to the Recipient or any successors in interest, or if such amounts are insufficient, the Recipient or successors in interest will reimburse or indemnify the Company or make provisions satisfactory to the Board of Directors or Compensation Committee, or to any officer authorized for that purpose by the Board of Directors or the Compensation Committee, to reimburse or indemnify the Company for the amounts of taxes at such time and from time to time, as the Company may make demand for the reimbursement or indemnity; and

         (iii) if and to the extent that in the sole judgment of the Board of Directors or the Compensation Committee, or any officer authorized for that purpose by the Board of Directors or the Compensation Committee, it appears advisable to do so, in order to enforce the Company's rights under the 1988 Plan and this Agreement, the Company shall not issue or cause to be issued to the Recipient or to any successor in interest, any new certificate without a legend referring to the deferral conditions imposed by the 1988 Plan with respect to the shares as to which deferral conditions have expired, unless and until such amounts of taxes have been withheld from amounts otherwise payable to the Recipient or any successors in interest, or the Recipient or successor in interest reimburses or indemnifies the Company for such amounts of such taxes, or makes other provisions for reimbursement or indemnification to the Company of the taxes satisfactory in the sole judgment of the Board of Directors or Compensation Committee, or such officer, exercised in good faith.

         (c) The Recipient will not make the election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in income for Federal income tax purposes the fair market value of all of the shares of Deferred Stock received by the Recipient, in the year such shares are initially transferred to the Recipient, where the fair market value is determined for this purpose without regard to the restrictions, unless the Recipient makes arrangements satisfactory to the Company for the withholding by the Company by reason of the election and inclusion in income, or otherwise provides to the Company in cash, the amounts of the taxes required to be withheld by it, all as determined by and in the good faith judgment of the Company.






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Cliffs Drilling Company
December 31, 1992
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         10.     Registration.  In order to become entitled to receive a
transfer of the Deferred Stock pursuant to the resolutions under which such award was made:

         (a) the Recipient acknowledges that he has been advised and understands and agrees that (i) the Deferred Stock will be registered under the Securities Act of 1933, as amended (the "Act") pursuant to the Company's Registration Statement on Form S-8 filed on October 4, 1990, as amended, and the Recipient has received a copy of the Prospectus governing such registration; (ii) any routine sale of the shares made in reliance upon Rule 144 of the Act, if so required, can only be made in limited amounts in accordance with the terms and conditions of that Rule; and (iii) any sale of the shares shall be subject to the rules and regulations promulgated under
Section 16 of the Securities Exchange Act of 1934, which may require a six-month holding period in order to avoid short-swing profit/insider trading liability.

         (b) The Recipient agrees that none of the shares will be sold or otherwise disposed of, nor will any of the same be offered for sale by the Recipient except pursuant to a currently effective registration statement by which the shares are duly registered under the Act, or in accordance with an opinion of counsel satisfactory to the Company, which shall have been approved by the Company and be to the effect that the contemplated transaction (which shall be described therein) may be legally effected, and the shares so transferred may subsequently be resold, without registration under the Act.

         11. Employment Rights. Nothing contained herein shall confer upon the Recipient any right to continued employment with the Company or any Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of the Recipient or to adjust the compensation of the Recipient.

         12. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the 1988 Plan, unless the context clearly indicates otherwise.

         13. Administration. The Compensation Committee shall have authority to interpret the provisions of this Deferred Stock Award Agreement and the 1988 Plan, to adopt, alter and repeal the administrative rules, guidelines and practice governing the 1988 Plan as it shall, from time to time, deem advisable, and to otherwise supervise the administration of the 1988 Plan. All decisions made by the Compensation Committee pursuant to the provisions in this Deferred Stock Award Agreement shall be made in the Compensation Committee's sole discretion and shall be final and binding on all persons.